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 CUSIP No. 105368104                  13-G                   Page 8  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 12, 1998
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               MORGAN STANLEY, DEAN WITTER,  DISCOVER & CO., MORGAN STANLEY

               ASSET MANAGEMENT INC., and MORGAN STANLEY INSTITUTIONAL

               FUND, INC.-U.S. REAL ESTATE PORTFOLIO hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY ASSET MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.

            MORGAN STANLEY INSTITUTIONAL, FUND INC.-U.S.REAL ESTATE PORTFOLIO

            BY: /s/ Harold J. Schaaff
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            Harold J. Schaaff Jr. / Vice President, Morgan Stanley Institutional
            Fund, Inc.

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).